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                                                                   EXHIBIT 2.1.1

                                    AMENDMENT

     AMENDMENT, dated as of January 5, 1999 (this "Amendment"), to the AGREEMENT AND PLAN OF MERGER, dated as of September 21, 1998 (the "Merger Agreement"), among Central Parking Corporation ("Central"), a Tennessee corporation, Central Merger Sub, Inc. ("Central Sub"), a Delaware corporation and wholly owned subsidiary of Central, Allright Holdings, Inc. ("Holdings"), a Dela ware corporation and the sole shareholder of Allright Corporation ("Allright"), a Delaware corporation, Apollo Real Estate Investment Fund II, L.P. ("Apollo"), a Delaware limited partnership and AEW Partners, L.P. ("AEW"), a Delaware limited partnership. Capitalized terms used herein without definition have the terms ascribed to them in the Merger Agreement.

                               W I T N E S S E T H

          WHEREAS, the parties to the Merger Agreement have determined to amend it in certain respects and the parties to the Registration Rights Agreement have determined to amend it in certain respects, all such parties representing that they have obtained all necessary approvals to do so;

          Now, therefore, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. The Merger Agreement is amended by restating Section 7.1(c) as follows: "by Holdings or Central upon notice given to the other if the Closing shall not have taken place on or before the earlier to occur of February 19, 1999 or the date 23 business days following the Form S-4 being declared effective by the SEC (or such later date as Holdings and Central shall have agreed); provided that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the party seeking such termination, and provided further that if the Closing has not taken place due solely to the fact that the waiting period under the HSR Act shall not have expired or been terminated, the required date of the Closing may be extended at the option of either Holdings or Central to no later than March 20, 1999; or"

     2. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     3.   This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

     4. Except to the extent specifically modified in this Amendment, all of the terms and provisions of the Merger Agreement, and the parties' respective rights thereunder, shall remain in full force and effect and shall be deemed to apply to this Amendment.


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                    IN WITNESS WHEREOF, this Amendment has been duly executed
and delivered by the authorized officers of the parties hereto on the date first above written.

                                  CENTRAL PARKING CORPORATION

                                     By:_________________________
                                     Name:
                                     Title:

                                  CENTRAL MERGER SUB, INC.

                                     By:_________________________
                                     Name:
                                     Title:

                                  ALLRIGHT HOLDINGS, INC.

                                     By:__________________________
                                     Name:
                                     Title:

                                  APOLLO REAL ESTATE INVESTMENT FUND II,
                                  L.P.

                                     By: Apollo Real Estate Advisors II, L.P.,
                                         its managing general partner

                                     By: Apollo Real Estate Capital Advisors II,
                                         Inc., its general partner


                                     By:__________________________
                                     Name:
                                     Title:


                                  AEW PARTNERS, L.P.

                                     By:    AEW/L.P., its general partner

                                     By:    AEW, Inc., its general partner

                                     By:__________________________
                                     Name:
                                     Title:


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